Exhibit 10.7

                        TRADEMARK CO-EXISTENCE AGREEMENT


            This Trademark Co-Existence Agreement (this "Agreement") is made and entered into as of this June 30, 2005, by and between Ronald M. Popeil, an individual ("Popeil"), and Ronco Marketing Corporation, a Delaware corporation ("RMC").

                                    RECITALS

      A. Reference is hereby made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated December 10, 2004, by and among Popeil, Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust (collectively, the "Popeil Entities"), on the one hand, and RMC, on the other hand.

      B. Pursuant to the Asset Purchase Agreement, the Popeil Entities have agreed to sell, transfer, convey, assign and deliver certain assets to RMC, including without limitation the Intellectual Property (as defined in the Asset Purchase Agreement), which includes all of the Popeil Entities' right, title and interest in and to the trademarks POPEIL and RON POPEIL (collectively, the marks POPEIL and RON POPEIL, together with the name, approved likeness, approved silhouette and voice of Popeil shall be referred to herein as the "Marks").

      C. Pursuant to the Asset Purchase Agreement, the parties hereto have agreed that Popeil shall retain certain use and approval rights in and to the Marks for only specified purposes as set forth herein.

      D. Popeil and RMC desire to assure worldwide peaceful co-existence of their respective exclusive use rights in and to the Marks in accordance with the terms set forth herein.

                                    AGREEMENT

      In consideration of the mutual covenants and undertakings set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Consent to Co-Exist.

            (a) RMC hereby acknowledges and agrees that Popeil shall have the right to use and exploit the Retained Rights (as defined below) in connection with the Marks throughout the universe in perpetuity, in accordance with the terms and conditions set forth herein. RMC shall not object to, oppose or otherwise seek to limit in any way Popeil's exercise of the Retained Rights; nor shall RMC use or exploit the Retained Rights in any manner.

            (b) Popeil hereby acknowledges and agrees that, except as set forth herein with respect to Popeil's rights to the Retained Rights and Popeil's rights under paragraph 10 below, RMC shall have the right to use and exploit the Marks throughout the universe in perpetuity in accordance with the terms and conditions set forth herein. Except as otherwise provided for herein, Popeil shall not object to, oppose or otherwise seek to limit in any way RMC's exercise of its rights to the Marks.

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            (c) Given the disparate channels of trade, different targeted consumers, and dissimilar focus of the parties' goods and services, the parties have determined that their respective uses of the Marks are not likely to cause confusion, mistake, or deception as to the source or sponsorship of each of the parties' goods and services.

            (d) The parties agree that in the event that any confusion arises, they will cooperate and find ways to eliminate or minimize the confusion, without the obligation for either party to cease or further restrict their respective uses of the Marks.

      2. Term. The term of this Agreement shall commence upon the Closing Date (as such term is defined in the Asset Purchase Agreement) and shall continue in perpetuity.

      3. Retained Rights.

            (a) Further to the Asset Purchase Agreement, Popeil shall retain the following worldwide royalty-free perpetual exclusive rights in and to the Marks (collectively, the "Retained Rights"):

                  (i) Popeil or his designees will have the right to use the Marks and/or license the Marks to any third party for use in connection with any Exempted Works, as such term is defined in the New Product Development Agreement, and any products or works derived or resulting from such Exempted Works;

                  (ii) Popeil or his designees will have the right to use and license the phrase "invented by Ron Popeil" or "created by Ron Popeil" (each as and only to the extent permitted under the New Product Development Agreement);

                  (iii) Popeil or his designees will retain the right to use the Marks in connection with, and to the extent licensed pursuant to that certain agreement between IGT and Popeil, dated February 27, 2004;

                  (iv) Popeil shall have the right to use the Marks and/or to license the Marks to any third party for use (a) in any book or article (collectively, any "Publication"), or any motion picture, television or home video production (collectively, any "Production") featuring, about and/or created by Ronald M. Popeil including, without limitation, the motion picture tentatively entitled "Salesman of the Century" and any television program or series (including, by way of example but not limitation, any cooking show on which Ronald M. Popeil appears and/or any reality-based or fictional program or series, but not including any home shopping or infomercial-type program, the principal purpose of which is to obtain and fulfill sales orders); (b) on the advertising, marketing, promotional and/or packaging materials for any Publication or Production; (c) on any ancillary merchandise usually and customarily offered in connection with motion pictures and television productions (e.g., t-shirts, sweatshirts, hats, aprons and other clothing, companion books and other printed materials, mugs, posters, and soundtrack albums, videocassettes and DVD's, theme park attractions, etc.) offered in connection with any Publication or Production (but specifically excluding any merchandise that competes with any of the 5 Product Line Categories set forth in the New Product Development Agreement of even date entered into among Popeil, Alan L. Backus and RMC); and (d) on or in connection with any slot machine or other such gaming device featuring the Marks;


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

            (v) Popeil or his designees will have the right to utilize and depict any or all of the Ronco (as defined in the Asset Purchase Agreement) products in and in connection with any of the foregoing retained rights, including, without limitation, in motion pictures, IGT gaming devices and related goods (e.g., signs, seats and promotional materials); and

            (vi) Popeil will retain the right to enter into a licensing or other arrangement with Sara Lee Corporation on behalf of RMC under which such manufacturer(s) or distributor(s) will have the right to manufacture and sell food products bearing the Popeil or Ronco name; provided, that 100% of any royalties, minimum guarantees or similar payments received by RMC from any such arrangement will be applied to repayment of the Notes issued by RMC pursuant to the Asset Purchase Agreement until all obligations under such Notes have been repaid in full (such payments to be made to the holder of the Notes or to a designee duly acting on behalf of such holder), and thereafter Popeil, in his individual capacity, will be entitled to 50% of any such gross royalties or gross payments received by RMC and RMC will be entitled to the remaining 50% of any such royalties or payments received by RMC.

      4. Existing Third Party Rights To Marks. RMC hereby further acknowledges that its rights in and to the Marks as acquired under the Asset Purchase Agreement are subject to the third party rights to Popeil's name and likeness previously granted to QVC pursuant to that certain agreement dated as of April 2, 2000, between QVC, Inc. and Ronco, Inc.

      5. Consideration. In consideration of the rights granted to each party hereunder and under the Asset Purchase Agreement, each party agrees to be bound by the applicable terms and conditions hereof and all of their respective representations, warranties and agreements hereunder and thereunder.

      6. Quality Control.

            (a) The quality of all of the goods and products in connection with which RMC uses the Marks (collectively, the "Products") shall equal or exceed the quality of the products in connection with which the Marks have been previously used by Popeil. Without limiting the foregoing, any infomercial produced in connection with any Product shall be truthful and shall not mislead consumers in any manner whatsoever, and, in the event RMC changes any existing infomercial conveyed to RMC pursuant to the Asset Purchase Agreement in any manner whatsoever, the resulting infomercial shall also be truthful and shall not mislead consumers in any manner whatsoever.

            (b) Each party shall accurately reproduce the Marks. No partial version of the Marks, or any fragments thereof, nor any modified or derivative version of the Marks, may be used at any time for any purpose without the express written consent of the other party in each instance. Neither party shall combine any other trademark, service mark or trade name with the Marks, without the express prior written consent of the other party in each instance.

            (c) Popeil shall have the right to inspect and approve in writing (which approval shall not be unreasonably withheld or delayed) the products and all packaging and marketing materials to be used in connection therewith prior to their introduction into the market to ensure that they are in compliance with the provisions of this paragraph.


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      7. Registration and Protection of the Mark. Popeil shall reasonably cooperate with RMC in protecting all rights in and to the Marks. Notwithstanding the foregoing, in no event shall Popeil be required to bear any costs or incur any expenses in connection with the protection of the Marks.

      8. Approval Rights. Notwithstanding the assignment of the Marks to RMC under the Asset Purchase Agreement, Popeil will retain the right to approve all uses of the Marks for any purpose including without limitation in connection with the quality of the Products and the Products, the quality of packaging and packaging, the quality of advertising and advertising and the quality of displays and displays, but such approval is not to be unreasonably withheld or delayed. In the event that RMC does not receive such express written approval within ten (10) business days after submission of a proposed use to Popeil, such use shall be deemed disapproved. Without limiting the circumstances under which Popeil may withhold his approval, the parties agree that it would be reasonable for Popeil to withhold his approval with respect to a use of the Marks which is, in Popeil's good faith judgment, inconsistent with the personal identity of Ronald M. Popeil (e.g., if his name or likeness was used to market cigarettes, sexual devices, etc.) or if the Marks were to be used for products that are, in Popeil's good faith judgment, inferior to existing products marketed and/or sold by Popeil or the Popeil Entities. At such time as Popeil dies or becomes permanently incapacitated, Brian R. Adams, as Popeil's representative and agent for purposes of the approval rights described herein, shall exercise the right of approval described above; provided, that Popeil may, during his lifetime, from time to time upon written notice to RMC, remove Mr. Adams and appoint any of Alan L. Backus, Rod Dorman and/or Lauren Popeil (each (including Mr. Adams), a "Permitted Representative" and collectively, including Mr. Adams, "Permitted Representatives") to exercise the approval rights described herein; provided, however, that at all times Popeil, during his lifetime, has a designated Permitted Representative upon his death. If, after Popeil dies or becomes permanently incapacitated, any of the Permitted Representatives exercising the approval rights described herein (an "Outgoing Representative") dies, becomes permanently incapacitated or resigns, then such approval rights shall automatically pass to the Permitted Representative who accepts the responsibilities of a Permitted Representatives hereunder, who has not previously died or become permanently incapacitated and whose name next occurs after that of the Outgoing Representative in the following list: Brian R. Adams, Alan L. Backus, Rod Dorman and Lauren Popeil. Notwithstanding the foregoing, Popeil's approval rights hereunder will cease upon the earlier to occur of (i) the date that is 10 years after the date of Popeil's death or (ii) 20 years after the Closing Date under the Asset Purchase Agreement. RMC will have the right to rely upon any action taken by a Permitted Representative in his/her capacity as Popeil's representative as contemplated hereunder.

      9. Indemnification. RMC does hereby indemnify and agree to save and hold Popeil, the Permitted Representatives, the Popeil Entities, its and their respective affiliates, successors, licensees, heirs and assigns, and the officers, directors, agents and employees of each of them, harmless of and from any and all liability, claims, causes of action, suits, losses, settlements, damages, fines, penalties and expenses (including, but not limited to, reasonable attorneys' fees and expenses) for which they or any of them may become liable or may incur or be compelled to pay in any action or claim against them or any of them, by reason of or in connection with (a) any breach or


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

alleged breach by RMC of this Agreement or any of RMC's representations, warranties or agreements hereunder, (b) the use by RMC of the Marks, and/or (c) the production, distribution, provision, advertising and promotion by RMC of the Products. The indemnitees shall give RMC prompt written notice of any such action or claim, and RMC shall take such action as is reasonably advisable to defend such action or claim on behalf of the indemnitees. The indemnitees shall have the independent right to defend such action or claim with attorneys of the indemnitees' selection at the sole expense of RMC. In any case, the indemnitees and RMC shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense. The foregoing duty of indemnification shall survive the expiration of this Agreement. For so long as any of the Marks are used by RMC (or by any affiliate, subsidiary, or other person or entity on its behalf) in connection with the Products or otherwise, RMC shall include Popeil and/or his estate a named insured under RMC's product, general liability and errors and omissions insurance policies (with combined limits of not less than Ten Million Dollars (US$10,000,000)), all of which policies shall be issued by reputable insurers with top A.M. Best (or substantially equivalent) ratings, and shall provide Popeil with certificates of insurance evidencing such coverage prior to any use of any Products or any marketing, advertising or promotion of or for any Products.

      10. Event of Default Under Notes. At such time as (a) there is an Event of Default under the Notes issued by RMC pursuant to the Asset Purchase Agreement,
(b) if such Event of Default is a payment default, the amount available to draw down under the Letter of Credit (or any supplementary letters of credit), as contemplated by the Asset Purchase Agreement, is insufficient to cure such payment default and (c) the amount borrowed from the Purchase Money Lender (as defined in the Asset Purchase Agreement) who, as of the closing of the Asset Purchase Agreement, has the senior secured position on the Marks has either been repaid or refinanced, then, at Popeil's election, RMC will grant Popeil a non-exclusive license (at no cost to Popeil) to use the Marks in connection with the manufacturing, marketing and sale of the specific new products as to which Popeil (or any Seller under the Asset Purchase Agreement) elects to re-acquire, pursuant to the New Product Development Agreement by, for example, electing to terminate the applicable patent and other intellectual property licenses previously granted to RMC or any of its affiliates. Such non-exclusive license in favor of Popeil shall be irrevocable with respect to any products as to which Popeil has taken any substantial steps toward the manufacture, marketing and/or sale of such products. Popeil agrees that as to any Marks used to identify any of the Included Products (as defined in the Asset Purchase Agreement), he will not, thereafter, license them to a third party, except in connection with an agreement for such third party to distribute the products on Popeil's behalf.

      11. Notices. All notices, requests, demands and other communication under this Agreement shall be deemed to have been sufficiently given either when delivered by hand, first class mail (postage pre-paid, return receipt requested), private courier service or facsimile addressed to either party. Notices shall be effective only when addressed as follows (or as otherwise designated by proper notice under this Agreement):



                           To RMC:  Ronco Marketing Corporation
                                                     Attention:  Richard Allen
                                                     21344 Superior Street
                                                     Chatsworth, CA 91311
                                                     Phone:  (818) 775-4602
                                                     Fax:  (800) 434-5134


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

                            With a copy to:

                                          Gilbert Azafrani, Esq.
                                          21344 Superior Street
                                          Chatsworth, CA 91311
                                          Phone:  (818) 775-4602
                                          Fax:  (818) 775-1386



                To Popeil:            Mr. Ronald M. Popeil
                                      1672 Waynecrest Drive
                                      Beverly Hills, CA 90210
                                      Phone: (310) 273-4411
                                      Fax: (310) 273-4483

                                      With a copy to:

                                      O'Melveny & Myers LLP
                                      610 Newport Center Drive, 17th Floor
                                      Newport Beach, CA 92660
                                      Attention:  Terrence Allen, Esq.


      12. Specific Performance; Injunctive Relief. Popeil will be entitled to injunctive relief, without any requirement for the posting of a bond, to enjoin any breach or prevent any threatened breach by RMC of any provision of this Trademark Co-Existence Agreement, the Consulting Agreement or the New Product Development Agreement. Popeil will additionally be entitled to specifically enforce the due and timely performance by RMC of its obligations hereunder.

      13. Assignment. Popeil may freely assign this Agreement, or any part hereof, without limitation, including the right to receive payments hereunder. RMC may not assign this Agreement, or any part hereof, unless in each instance
(i) the proposed assignee agrees in writing (in a form reasonably acceptable to Popeil) to be bound by the terms and conditions (including without limitation Popeil's approval rights and the quality control provisions) of this Agreement; and (ii) RMC first obtains Popeil's prior written consent, which consent shall not be unreasonably withheld.

      14. Relationship of the Parties. This Agreement does not constitute either party as, and neither party shall represent itself as, the agent of the other, or create a partnership or joint venture between the parties, and, except as specifically set forth herein, neither party shall have the power to obligate or bind the other in any manner whatsoever.

      15. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement


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shall remain in full force and effect, provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party.

      16. Entire Agreement. This Agreement and the Asset Purchase Agreement contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersede all prior oral and written understandings, arrangements and agreements relating thereto, and may not be modified, amended, extended, discharged, or terminated except by a written instrument signed by both parties.

      17. Arbitration; Attorneys' Fees and Costs. Any dispute arising out of or relating to this Agreement, including, without limitation, any dispute arising out of or in connection with Popeil's approval rights under Paragraph 1 hereof or Popeil's exercise of such approval rights, shall be resolved in accordance with the procedures set forth in Section 11.10 of the Asset Purchase Agreement, which section shall be incorporated herein by reference. In the event of any arbitration or other action for the breach of this Agreement or misrepresentation by any party, the prevailing party in such arbitration or other action shall be entitled, in addition to all other relief, to reasonable attorneys' and experts' fees relating to such arbitration or other action, including attorneys' and experts' fees incurred in any proceeding to compel arbitration. The non-prevailing party shall be responsible for all costs of the arbitration or litigation, including but not limited to, the arbitration fees, court reporter fees, etc.

      18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict of laws.

      19. Waiver. Any waiver by Popeil of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of Popeil to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive Popeil of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.


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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


Ronco Marketing Corporation  ("RMC")

By:      /s/ Karl Douglas                       /s/ Ronald M. Popeil
         ---------------------------            ---------------------------
Name:    Karl Douglas                           RONALD M. POPEIL ("Popeil")
         ---------------------------
Its:     President
         ---------------------------

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